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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
CAP ROCK ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 18, 2003

Dear Shareholder:

        It is with great pride and pleasure that I invite you to join us for Cap Rock Energy Corporation's second Annual Meeting of Shareholders. It has been an eventful year for our Company and there have been many pitfalls along the way. However, we kept true to our principles and values, we altered and adjusted our plans where necessary, and we have succeeded where some thought we would fail.

        By being the first electric cooperative to convert to a corporation and the first electric utility to become a public company in over 60 years, we encountered many obstacles, both expected and unexpected. We encountered strong political opposition by those who would like to see us fail in order to protect their own interests. Despite these difficulties, we have successfully turned the corner and we have prospered. While we look back fondly at our successful history, we are excited about the future and ready to move forward with our plans for growth and success.

        Our stock prices have exceeded expectations. Our financial results have never been stronger. We have prospered and we will continue to prosper. Although we have lost some political battles regarding how we will be regulated, and this may adversely affect the future prices we charge to our customers, it should not adversely affect us financially or otherwise. We have remained steadfast to our core principles of providing outstanding service and reliability to our customers at the lowest possible rates. With your continued support, we will continue to deliver superior service to our customers and enhanced value to our shareholders.

        As we turn the page into the Company's new era, please join us at our second Annual Meeting of Shareholders which will be held at the Cap Rock Energy Corporation Stanton Division Office, 1400 West Business I-20, Stanton, Texas on Tuesday, September 16, 2003, at 11:00 a.m. C.S.T.

        The Board of Directors has nominated the two present directors whose terms of office expire this year to continue to serve as Class II directors. The enclosed notice of the meeting and proxy statement contain detailed information about the business to be transacted at the meeting.

        We urge you to read the proxy statement carefully. Whether or not you plan to attend the annual meeting, please take time to vote as soon as possible by completing and mailing the enclosed proxy card.

        I extend my thanks for your continued investment in the Company.

Sincerely,
/s/ DAVID W. PRUITT DAVID W. PRUITT Co-Chairman of the Board, President and Chief Executive Officer

CAP ROCK ENERGY CORPORATION
500 West Wall Street, Suite 400
Midland, Texas 79701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, September 16, 2003
Time:	11:00 a.m. C.S.T.
Place:	Cap Rock Energy Corporation—Stanton Division Office 1400 West Business I-20, Stanton, Texas 79782
Purpose:	• To elect two Class II directors to serve for a term of three years;
• To conduct other business properly raised before the meeting and any adjournments or postponements of the meeting.
Record Date:	You may vote if you were a shareholder of record on August 1, 2003.
Proxy Voting:	Your vote is important. You may vote in person at the meeting or by signing, dating and returning your proxy card in the enclosed postage-paid envelope.
On behalf of the Board of Directors,
/s/ RONALD W. LYON RONALD W. LYON Corporate Secretary

Midland, Texas
August 18, 2003

PROXY STATEMENT

        The Board of Directors of Cap Rock Energy Corporation (the "Company"), a Texas corporation, is soliciting proxies for the 2003 Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card contain information about the items you will vote on at the annual meeting. We began mailing these documents to shareholders on or about August 18, 2003.

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Why am I receiving this Proxy Statement?

        This Proxy Statement describes proposals on which you, as a shareholder, may vote. It also gives you information on these proposals and certain other information in order that you may make an informed decision.

Who may vote and how many votes do I have?

        You may attend the meeting and vote, or vote by proxy, if you owned shares of the Company's common stock at the close of business on August 1, 2003. Each share of common stock that you owned on the record date entitles you to one vote on each proposal that is voted on by the shareholders. On the record date, there were 1,568,885 shares of Common Stock outstanding and entitled to vote.

How do proxies work?

        The Board of Directors is asking for your proxy. By signing and returning the proxy card, you are authorizing the individuals named as proxies to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. If you sign and return the enclosed proxy card but do not specify how to vote, the persons named as proxies will vote your shares for the director nominees. Unless you indicate otherwise on your proxy form, you also authorize the proxies to vote your shares on any matters not known by your Board at the time this proxy statement was printed and which, under the Company's By-Laws, may be properly presented for action at the Annual Meeting.

How do I vote?

        You may vote in person by attending the meeting, or by proxy by completing, signing, dating and returning the enclosed proxy by mail. If a broker or other nominee holds your shares in "street name", you will receive instructions from them that you must follow in order to vote your shares. Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

What does it mean if I receive more than one proxy card?

        If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you hold shares through someone else, such as a bank or broker, you may also receive material from them asking how you want to vote. Please sign and return all proxy cards to be certain that all your shares are voted.

Will my shares be voted if I do not sign and return my proxy card?

        If your shares are registered in your name and you do not sign and return your proxy card nor attend the meeting in person, your shares will not be voted.

        If your shares are held in "street name", your broker may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers' shares on some routine matters, such as the election of directors. If you do not provide instructions to your broker on how to vote your shares, your broker may either vote your shares on routine matters or leave your shares unvoted.

        If a brokerage firm that is entitled to vote your shares leaves those shares unvoted, it is called a "broker nonvote". A brokerage firm cannot vote customers' shares on nonroutine matters without instructions from you. You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must obtain a legal proxy from your stockbroker in order to vote at the Annual Meeting. We encourage you to provide instructions to your broker. This ensures your shares will be voted at the meeting.

Can I change my vote after I have returned my proxy?

        You can revoke your proxy and change your vote before the time of voting at the meeting in several ways (the revocation has to be received before the start of the meeting to be accepted):

    •
    by signing and returning another proxy with a later date;

    •
    by notifying our Corporate Secretary in writing that you are revoking your proxy; or

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    attending the meeting and voting in person.

Who can attend the annual meeting?

        Only shareholders of record on August 1, 2003, or their duly appointed proxies and the Company's invited guests may attend the meeting. Registered shareholders are asked to bring the "Admission Ticket" found at the bottom of the proxy card. If you hold your shares in the name of a bank, broker or other holder, please bring proof of ownership on the record date with you to the meeting. A bank or brokerage account statement showing you owned Company common stock on August 1, 2003, is acceptable proof.

How many shareholders are needed to hold the Annual Meeting and properly conduct business?

        In order to hold the Annual Meeting and properly conduct business, a quorum, or one-third of the outstanding shares entitled to vote as of August 1, 2003, must be present at the meeting. Shares will be counted as present at the meeting if the shareholder is either present in person at the meeting, or has properly submitted a proxy card.

        Broker nonvotes and other shares that are present but abstain from voting or do not vote are counted for determining the presence of a quorum.

How many votes must the director nominees receive in order to be elected as directors?

        Director nominees receiving the most votes will be elected as directors, regardless of whether that number represents a majority of the votes cast.

        Computershare Investor Services, the independent proxy tabulator, will count the votes and acts as the inspector of election for the meeting.

How many votes are required to approve other matters that may come before the shareholders at the meeting?

        In most circumstances, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve other matters that may come before the shareholders at the meeting. Certain matters specified in our Certificate of Incorporation and Texas law, however, impose other voting requirements.

Who pays for the solicitation of proxies?

        The Company will pay the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. In addition to the use of the mail, proxies may be solicited personally, or by telephone or electronic media by our regular employees with no additional compensation for any solicitation efforts.

What should I do if I have questions about the Annual Meeting or the proxy?

        If you have questions about the Annual Meeting or your proxy, please contact Peg Geer, Investor Relations, 500 West Wall Street, Suite 400, Midland, Texas 79701, phone 432-684-0302.

1.     ELECTION OF DIRECTORS

Directors and Nominees for Directors

        Our Board of Directors currently consists of six directors divided into three classes: Class I, Class II and Class III. In early 2003, one of the Class II directors resigned, and the board was then reduced from seven to six directors. At each annual meeting of shareholders, the directors constituting one class are elected for a three-year term. The terms of the directors of Class II expire with this meeting. Our bylaws require each class to be as nearly equal in number as possible, with no class to include fewer than two directors.

        Each nominee has consented to being named as a nominee and to serve, if elected. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more are unable to do so, the proxies will be voted for substitute nominees selected by our Board of Directors.

Nominees: Class II—Term Expiring in 2006

Sammie D. Buchanan (age 58)

        Sammie D. Buchanan has been a director of the Company since its inception in December 1998 and has served as a director of Cap Rock Electric Cooperative, Inc. (the "Cooperative"), the predecessor to the Company, from September 1975 to present. Mr. Buchanan is a farmer and rancher and owns and operates his own agricultural businesses.

Floyd L. Ritchey (age 63)

        Floyd L. Ritchey has been a director of the Company since February 1999 and has served as a director of the Cooperative from February 1999 to present. Prior to that he served as a director of Lone Wolf Electric Cooperative, Inc., a cooperative that combined with the Cooperative. Mr. Ritchey is a farmer and rancher and owns and operates his own agricultural businesses.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE ABOVE NOMINEES.

Continuing Directors
Class III—Term Expiring in 2004

Russell E. "Rusty" Jones (age 58)

        Russell E. "Rusty" Jones has been a director of the Company since its inception and currently serves as Co-Chairman of the Board of the Company. He also has been a member of the Board of Directors of the Cooperative since September 1979 and currently serves as Chairman of the Board of the Cooperative. Mr. Jones is a farmer and rancher and owns and operates his own agricultural businesses.

David W. Pruitt (age 57)

        David W. Pruitt has served as a director of the Company since its inception and was elected as a Co-Chairman of the Board in February 2001. He has served as the President and Chief Executive Officer of the Company since its inception. Mr. Pruitt has also served as the President and Chief Executive Officer of the Cooperative since August 1987.

Class I—Term Expiring in 2005

Michael D. Schaffner (age 55)

        Michael D. Schaffner has been director of the Company since October 1999, and served as Secretary and Treasurer from August 2001 to August 2002. He also has served as a director of the Cooperative from October 1999 to present, and prior to that he served as a director of McCulloch Electric Cooperative, Inc., a cooperative that combined with the Cooperative. Mr. Schaffner is engaged in public accounting in Brady, Texas, and is the owner of his own public accounting firm.

Newell W. Tate (age 73)

        Newell W. Tate has been a director of the Company since its inception and has served as a director of the Cooperative from September 1986 to present. Mr. Tate is a farmer and owns and operates his own agricultural businesses.

The Board of Directors

        The Board of Directors met seven times during the year ended December 31, 2002. During that period, all directors attended at least 75% of the total number of board and committee meetings held while they served as a director or member of a committee. We have an Audit Committee and a Compensation Committee.

        The Audit Committee is composed of all members of the Board except David W. Pruitt. No member of the Audit Committee may be an officer of the Company. Each of the Audit Committee members is an independent director as required by the rules of the American Stock Exchange. The principal responsibilities of the committee are described in the Audit Committee Charter that is reviewed annually by the committee. A copy of the Audit Committee Charter was attached as an appendix to the 2002 proxy statement or may be obtained from our Corporate Secretary. The Audit Committee retains the firm of independent public accountants that annually audits the books and records of the Company. The Audit Committee reviews the scope and results of the audit with the independent public accountants, as well as the Company's accounting procedures, internal controls, accounting and financial reporting policies and practices, and makes reports and recommendations to the Board of Directors as it deems appropriate.

        The Compensation Committee is currently composed of three members: Sammie Buchanan, Floyd L. Ritchey and Newell Tate. No member of the Compensation Committee may be an officer of the Company. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and any supplemental compensation of the executive officers and acts upon management's recommendations for salary and supplemental compensation for all other officers. The Compensation Committee also acts upon matters that require director action with respect to all employee pension, welfare and benefit plans.

Compensation of Directors

        Each of our directors, with the exception of David W. Pruitt, is considered an outside director because they are not salaried employees of the Company. For the year ended December 31, 2002, outside directors were entitled to: stock awards of $10,000, with each director having the option to choose all stock, or half stock and half cash; fees of $500 for attendance at committee meetings; fees of $250 for telephone meetings. In addition, each outside director received reimbursement for actual out-of-pocket expenses for attendance at board meetings, an annual performance bonus of approximately $2,900 for 2002, and were eligible to be covered under the Company's healthcare plan. In addition, each outside director who was formerly a director of the Cooperative and resigned from the Board and chose not to become an Advisory Director, was entitled to stock options for 35,000 shares of stock with an exercise price equal to the fair market value of the stock at the time of grant. In addition, directors received an aggregate of 6,191 restricted share units which were deferred under the Stock for Compensation Plan. The shares were issued at a one-time discount of 50% in order to promote ownership of shares by directors.

        Beginning in 2003, the standard arrangements for compensation of Board members was changed. In lieu of receiving stock options under the previous policy, outside directors who were former directors of the Cooperative received restricted stock grants of 17,500 shares of common stock of the Company, which will vest in five years or whenever such director ceases to serve as a director or advisory director, whichever occurs first. Committee meeting attendance and telephone meeting fees were also changed to $1,000 and $500, respectively.

Audit Committee Report

        Under the Audit Committee Charter, the Company's management has the primary responsibility for preparing the Company's financial statements and establishing and maintaining an appropriate system of internal controls related to the financial reporting process. The independent public accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and provide oversight of management's responsibility, as well as monitor the performance of the Company's auditors, including the audit scope and auditor independence. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent public accountants' work. The Audit Committee has the ultimate authority and responsibility to select, evaluate and appoint the Company's independent auditor. The Audit Committee held five meetings during the year ended December 31, 2002.

        In fulfilling its responsibilities, the Audit Committee:

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    reviewed and discussed the Company's audited financial statements with management;

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    discussed with KPMG LLP the matters required to be communicated under Statement of Auditing Standards No. 61, Communication with Audit Committees, as then in effect;

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    received from KPMG LLP the written disclosures and letter required by Independence Standards Board

      Standard No. 1, Independence Discussions with Audit Committees, as then in effect;

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    discussed with KPMG LLP its independence; and
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    met with management and representatives of KPMG LLP to review the Company's audited financial statements and the overall quality of the Company's accounting and financial reporting.

        Based on the actions detailed in this report, the Audit Committee approved the audited financial statements and recommended to the Board that they be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and for such report to be filed with the Securities and Exchange Commission. The Audit Committee's authorization considered their review of KPMG LLP's qualifications as independent public accountants for the Company. In addition, the review included matters required to be considered under Securities and Exchange Commission rules on auditor independence, including the nature and extent of non-audit services. In the Audit Committee's business judgment, the nature and extent of non-audit services performed by KPMG LLP during the year ended December 31, 2002, did not impair the firm's independence.

The Audit Committee
Michael D. Schaffner, Chairman Sammie D. Buchanan Russell D. Jones Floyd L. Ritchey Newell W. Tate

Compensation Committee Report

        The Compensation Committee of the Board of Directors (the "Committee"), which is normally composed of three non-employee directors, administers the executive compensation programs of the Company. The Committee reviews and approves all issues pertaining to executive compensation. The objective of the Company's compensation programs is to provide compensation that enables the Company to attract, motivate and retain talented and dedicated executives, foster a team orientation toward the achievement of business objectives, and directly link the success of our executives with that of our shareholders. The Committee held four meetings during the year ended December 31, 2002.

        The Company extends participation in its incentive programs to certain key employees, in addition to executive officers, based on their potential to contribute to increasing shareholder value. Shareholder approval was received in December 2002, to expand certain stock incentive programs to all regular employees of the Company.

        In structuring the Company's compensation plans, the Committee takes into consideration Section 162(m) of the Internal Revenue Code (which disallows the deduction of compensation in excess of $1 million except for certain payments based upon performance goals) and other factors the Committee deems appropriate. As a result, if compensation in excess of $1 million is paid under the Company's compensation plans, a portion may not be deductible under Section 162(m).

•
Base Salary Compensation

        A base salary range is established for each executive position to reflect the potential contribution of each position to the achievement of the Company's business objectives and to be competitive with the base salaries paid for comparable positions in the national market by similar companies. The Committee utilized industry information for compensation purposes. In addition, the Committee considers information about other companies with which the Committee believes the Company competes for executives, but which are not part of such industry information.

        Within the established base salary ranges, actual base salary is determined by the Company's performance in relation to attainment of specific goals, and a subjective assessment of each executive's achievement of individual objectives and managerial effectiveness. The Committee annually reviews the performance of the Co-Chairman of the Board, President and Chief Executive Officer and receives reports on other executive officers whose performances are reviewed by the Chief Executive Officer. The Committee, after consideration of the Company's financial performance and such other subjective factors as the Committee deems appropriate for the period being reviewed, establishes the base compensation of such officers.

        In reviewing the annual achievement of each executive and setting the base annual salary levels for 2002, the Committee considered each individual's contribution toward meeting the board-approved budgeted financial plan for the previous year, customer satisfaction, compliance with the Company's capital financial plan, the individual's management effectiveness and the individual's base compensation compared to the national market.

•
Annual Incentive Compensation

        All executive officers are eligible for annual incentive compensation.

        The primary form of annual incentive compensation is the Company's Annual Incentive Plan for employees selected by the Committee, including the named executive officers, which have an opportunity to directly and substantially contribute to the Company's achievement of short-term objectives. Annual incentives are structured so that potential compensation is based upon the Committee's evaluation of the CEO, the accomplishment of goals set during the year and the CEO's evaluation of selected employees which include the named executive officers.

        For 2002, Mr. Pruitt was eligible for an annual short-term incentive target of up to 30% of base salary. Other participants were eligible for annual short-term incentive payments as recommended by the CEO and approved by the Committee. The annual incentive for selected employees and executive officers was tied to the attainment of individual goals and management skills. The balance was based upon the Company's achievement of goals that are established annually. Mr. Pruitt's annual incentive was determined to be $56,000. The annual incentive for the named executive officers was determined to be $20,000 for Mr. Prough, and $10,000 each for Messrs North, Atkins, Lyon and Ms. Zinn.

        Changes in annual incentive compensation to the named executive officers in 2002 compared to 2001 resulted from an individual's relative attainment of his or her goals, the achievement of certain performance standards for business units over which an executive officer had responsibility, and the Company achieving certain financial and performance goals.

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Achievement Based Compensation

        In October 1992, the Cooperative entered into an Achievement Based Contract-Southwestern Public Service Company ("ABC-SPS Contract") with David W. Pruitt, Ulen North and two former employees. In accordance with the terms of the ABC-SPS Contract, the compensation distributed to the individuals equals 2% of the annual net purchased power cost savings derived from the SPS purchased power contract compared to the prior Texas Utilities purchased power contract and the power supply agreements for the Hunt-Collin Division. The compensation is computed as of the end of each calendar year based on an assessment of the estimated savings and is approved by the Compensation Committee. The ABC-SPS Contract, which has been assumed by the Company, will expire in October 2003. In 2003, Mr. Pruitt and Mr. North will each receive $78,002 in bonuses under the ABC-SPS Contract for the year ended December 31, 2002.

        In June 1999, the Cooperative entered into an Achievement Based Compensation Contract-Merger or Acquisition With Other Electric Utilities ("ABC-Merger Contract") with the named executives, certain other officers, and its directors and advisory directors, a total of 16 individuals. The ABC-Merger Contract was amended in 2000. In accordance with the terms of the ABC-Merger Contract, the participants receive compensation equal to 1.5% of the total assets added to the Cooperative or the Company by merger or acquisition since 1990. Total assets added means only those mergers or acquisitions of electric or telephone cooperatives or municipal electric systems that require only the assumption of debt and equity. Amounts paid under the ABC-Merger Contract are allocated 60% to participating executive officers, 10% is allocated to the general counsel and 30% is allocated to directors and advisory directors. The ABC-Merger Contract, which has been assumed by the Company, expires in August 2010. No amounts have been paid or accrued under the ABC-Merger Contract for the year ended December 31, 2002.

        In August 2001, the Cooperative entered into an Achievement Based Compensation Contract-Power Transmission Contract ("ABC-Power Transmission Contract") involving its executive officers, including the named executives, directors and a former director. The Company has assumed the ABC-Power Transmission Contract. In accordance with the terms of the ABC-Power Transmission Contract, the participants will receive compensation equal to 1.0% of the net profit or net capital acquired by the Cooperative or Company in connection with the sale or leaseback of the transmission system if payment is taken in cash or 2.0% if payment is taken in stock of the Company. Payment will be deferred until the earlier of 2003 or new equity is raised by the Company in the amount of $5 million or more. Amounts paid under the ABC-Power Transmission Contract are allocated 60% to the executive officers and the remaining 40% is allocated equally to each of the directors and the former director. No amounts have been paid or accrued under the Power Transmission Contract.

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Stock Based Compensation

        Stock incentive compensation is offered to employees who are in positions that can affect the Company's long-term success through the formation and execution of its business strategies. Stock incentive compensation is made under the Company's Stock Incentive Plan (the "SIP"). The SIP has been established to advance the interests of the Company and its shareholders by providing a means to attract, retain and motivate employees, directors and consultants upon whose judgment, initiative and effort the Company's continued success, growth and development is dependent. The purposes of stock incentive compensation are to: (1) focus key employees' efforts on performance which will increase the value of the Company to its shareholders; (2) align the interests of management with those of the Company's shareholders; (3) provide a competitive long term incentive opportunity; (4) provide a retention incentive for key employees; and (5) provide a method to reduce the Company's short term cash needs.

        Under the SIP, awards are provided to such participants, and in such amounts, as the Committee deems appropriate. The number and form of awards vary on the basis of position and pay level. The level of total compensation for similar positions in companies considered comparable by the Committee is used as a reference in establishing the level of awards.

        In June 2002, the Committee adopted, and the shareholders approved at the 2002 Annual Meeting, a Stock for ompensation Plan that allows the Company's officers, including the named executive officers, directors and other key employees selected by the Compensation Committee, to elect to receive cash compensation in the form of common stock. The Compensation Committee allowed certain officers and directors, including the individuals named in the compensation table, to convert a portion of the 2001 cash bonuses previously deferred into shares of common stock at a discount on the date of valuation in order to promote ownership of shares by officers, and to align their interests with those of the Company's shareholders. The discounts are reflected in the compensation table.

        In the event of a change in control, such stock based incentives or compensation may accelerate and vest, and restrictions or performance criteria lapse.

•
Chief Executive Officer

        Mr. Pruitt's base salary and his annual short-term incentive compensation are established annually. In recommending the base salary to be effective in 2002, while not utilizing any specific performance formula and without ranking the relative importance of each factor, the Committee took into account relevant salary information in the national market and the Committee's subjective evaluation of Mr. Pruitt's overall management effectiveness in his position as Co-Chairman of the Board, President and Chief Executive Officer of the Company and his achievement of individual goals. Factors considered included his continuing leadership of the Company and his contribution to strategic direction, management of change in an increasingly competitive environment, management of operations, and the overall productivity of the Company. Mr. Pruitt's base salary was set at $215,000 for 2002.

        Based upon the above factors, Mr. Pruitt's 2002 short term incentive compensation was set at $56,000. Mr. Pruitt will also receive $78,002 under the Achievement Based Contracts for 2002. Mr. Pruitt elected to receive restricted share units valued at market value on the date of valuation under the Company's Stock for Compensation Plan in lieu of these cash bonuses.

The Compensation Committee
Sammie D. Buchanan, Chairman Floyd L. Ritchey

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

Certain Beneficial Owners of Common Stock

        Other than as set forth in the following table, we know of no other beneficial owner of more than five percent of our outstanding common stock. The information provided is as of August 1, 2003.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Cap Rock Energy Corporation Shareholders Trust(1) 115 S. Travis Sherman, TX 75090	341,575 shares of Common Stock	21.8%
David W. Pruitt(2) 500 West Wall Street, Suite 400 Midland, TX 79701	105,700 shares of Common Stock	6.7%

(1)
As reported in Schedule 13D filed with the Securities and Exchange Commission on October 3, 2002. Trustees of the Trust are Alfred J. Schwartz and Robert G. Holman, who have shared power to vote and dispose of the shares, pursuant to certain provisions in the Trust document.
(2)
As reported in Schedule 13D filed with the Securities and Exchange Commission on July 11, 2003.

Security Ownership of Management

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 1, 2003, by each of our directors and named executive officers, and by all of our directors and executive officers as a group.

        Except as otherwise indicated below, each of the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by such person as set forth opposite such person's name:

	Number of Shares(1)	Percent of Class (2)
Directors
Sammie D. Buchanan	17,859(3)(4)	1.1%
Russell E. Jones	18,727(3)(4)	1.2%
Floyd L. Ritchey	17,583(3)(4)	1.1%
Michael D. Schaffner	17,682(3)(4)	1.1%
Newell W. Tate	19,105(3)(4)	1.2%
Executive Officers
David W. Pruitt	105,700(3)(5)	6.7%
Ulen A. North, Jr.	20,070(3)(5)	1.3%
Lee D. Atkins	15,000(3)(5)
Sammy C. Prough	15,100(3)(5)
Ronald W. Lyon	15,010(3)(5)
Celia A. Zinn	15,000(3)(5)
Directors and Executive Officers as a group (11 individuals)	276,836	17.6%

(1)
No director or executive officer owns any of our equity securities other than our common stock.
(2)
Percentages are omitted if less than 1%.
(3)
Includes shares under the Stock Incentive Plan which are able to be voted, but are unable to be transferred or sold before they are vested. Shares are 17,500, 17,500, 17,500, 17,500, 17,500, 100,000, 20,000, 15,000, 15,000, 15,000 and 15,000 for Messer's Buchanan, Jones, Ritchey, Schaffner, Tate, Pruitt, North, Atkins, Prough, Lyon and Ms. Zinn, respectively.
(4)
Excludes restricted share units that have been deferred under the Stock for Compensation Plan. As such, these shares are not issued and therefore not able to be voted, transferred or sold. The deferred shares are 1,351, 787,

  1,351, 1,351 and 1,351 for Messer's Buchanan, Jones, Ritchey, Schaffner and Tate, respectively.

(5)
Excludes restricted share units that have been deferred under the Stock for Compensation Plan. As such, these shares are not issued and therefore not able to be voted, transferred or sold. The restricted share units are 26,088, 11,468, 1,200, 7,000, 1,000, and 1,000 for Messer's Pruitt, North, Atkins, Prough, Lyon and Ms. Zinn.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The following table describes the compensation paid to our President and Chief Executive Officer and each of the other executive officers with total compensation in excess of $100,000 for services rendered during the year ended December 31, 2002, nine months ended December 31, 2001, and the year ended March 31, 2001.

		Annual Compensation
Name and Position	Year	Salary	Bonus(a)	Other Annual Compensation(b)	All Other Compensation(c)
David W. Pruitt Co-Chairman of the Board, President and Chief Executive Officer	Twelve Months Ended December 31, 2002 Nine Months Ended December 31, 2001 Twelve Months Ended March 31, 2001	$214,995 155,734 181,009	$39,001 82,948 116,383	$100,795 18,046 16,497	$118,868 19,085 49,035
Ulen A. North, Jr. Executive Vice President	Twelve Months Ended December 31, 2002 Nine Months Ended December 31, 2001 Twelve Months Ended March 31, 2001	110,879 89,200 103,874	$39,001 32,845 32,704	41,880 8,823 8,609	66,345 12,707 41,904
Lee D. Atkins (d) Senior Vice President, Chief Financial Officer and Treasurer	Twelve Months Ended December 31, 2002	182,000	—	2,264	17,484
Sammy C. Prough Vice President and Chief Operating Officer	Twelve Months Ended December 31, 2002 Nine Months Ended December 31, 2001 Twelve Months Ended March 31, 2001	88,259 63,931 82,688	— 25,000 19,000	32,306 7,618 6,770	33,567 9,820 13,620
Ronald W. Lyon (e) Vice President, General Counsel and Secretary	Twelve Months Ended December 31, 2002	—	—	—	184,000	(f)
Celia A. Zinn (g) Vice President, Assistant Secretary/Treasurer and Controller	Twelve Months Ended December 31, 2002	104,000	—	264	15,206

        In October 2001, the Company changed its year end from March 31 to December 31. Therefore, compensation data is presented for the year ended December 31, 2002, the nine-month transition period ended December 31, 2001, and the fiscal year ended March 31, 2001.

(a)
A portion of the bonus amounts were received in shares of restricted share units in lieu of cash compensation under the Stock for Compensation Plan. These are included under All Other Compensation.

(b)
The Board of Directors allowed each of the individuals to defer certain bonus amounts for 2001. Pursuant to the Stock for Compensation Plan of the Company, the Compensation Committee allowed the individuals to convert a portion of the previously deferred amounts into common stock at a discount, with such discount being a nonrecurring item. The value of the discount on the stock was $82,948, $32,845, $25,000, and $2,000 for Messrs. Pruitt, North, Prough and Atkins, respectively.

(c)
Amounts for the year ended December 31, 2002, include: $18,752, $13,860, $5,250, $11,032 and $3,000 for Messrs. Pruitt, North, Atkins, Prough and Ms. Zinn, respectively, for Company contributions to the 401(k) plan; $5,113, $3,485, $2,234, $2,535 and $2,206 for premiums paid on term life insurance for Messrs. Pruitt, North, Atkins, Prough and Ms. Zinn, respectively; $12,000 contribution to a deferred compensation account for Mr. Lyon; and $95,003, $49,001, $20,000, $10,000, $10,000 and $10,000 representing the value of restricted share units received under our Stock for Compensation Plan in lieu of cash compensation by Messrs. Pruitt, North,

  Prough, Atkins, Lyon and Ms. Zinn, respectively. The individuals deferred receipt of the shares pursuant to the plan.

(d)
Mr. Atkins became an executive officer in September 2001.
(e)
Mr. Lyon became an executive officer in October 2001.
(f)
Mr. Lyon's employment contract with the Company as retained general counsel has terms pursuant to which he provides for his own administrative support and maintenance of his separate office facilities. See "Certain Relationships and Related Transactions" for a description of the arrangement.
(g)
Ms. Zinn became an executive officer in December 2002.

Equity Compensation Plans

        The following table sets forth certain information regarding the Company's equity compensation plans as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	—	—	1,300,000(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,300,000

(1)
Includes 53,947 restricted share units representing one share of common stock issuable for each restricted share unit deferred under the Stock for Compensation Plan.

Employment and Change in Control Agreements

        The Company has entered into employment contracts, which contain change in control provisions, with the named executive officers and three other executives. The agreements are intended to insure the officers' continued service and dedication to us and to ensure their objectivity in considering, on our behalf, any transaction that would result in a change in control of us. The material terms of those contracts are as follow:

        David W. Pruitt's contract commenced in August 1992 for an initial term of 10 years. Unless a written notice to terminate the contract at the end of the initial term is given at least 360 days prior to the eighth anniversary of the initial term, the contract term is automatically extended for a three-year term from the eighth anniversary date. No such notice was given prior to the initial anniversary date. Thereafter, unless a written notice to terminate the contract is given 90 days prior to any subsequent anniversary date, the contract automatically extends for an additional three-year term. The contract can be terminated earlier for good cause, as defined in the contract, which includes dishonesty and neglect by Mr. Pruitt of his job duties. There is also a provision in Mr. Pruitt's contract that if his job responsibility and authority are limited, changed or eliminated or if he is required to move from the Midland, Texas, area, he will be paid for the remainder of the term of his contract. Mr. Pruitt's contract has been extended to August 2006. If there is a change in control and the contract terminates, Mr. Pruitt will receive an amount equal to six times the sum of his annual base salary and the greater of the highest bonus awarded to him in a prior year or 50% of his annual base salary. The contract also has provisions for healthcare coverage similar to that of a retiree, reimbursement of any tax or tax payments Mr. Pruitt may be required to make for any excise tax imposed under Section 4999 of the Internal Revenue Code, and reimbursement of any taxes resulting from the excise tax reimbursement.

        Other officers, including the named executives, have contracts with initial terms of one to two years. Unless a written notice to terminate is given prior to an anniversary date of the contract, they automatically renew for a one to two year term. The contracts can be terminated earlier if the Chief Executive Officer determines that the officer is not properly performing the duties of his or her job or for cause, as defined in the contract, which includes dishonesty and neglect by the officer of his job duties. If the contract is terminated for any other reason, other than a change of control, the officer will receive an amount equal to his or her current salary and benefits for a period of one to two years. If there is a change of control and the contract terminates, the officer will receive an amount equal to six times the sum of his or her annual base salary and the greater of the highest bonus awarded to him or her in a prior year or 50% of his or her annual base salary.

The contracts also have provisions for healthcare coverage similar to that of a retiree, reimbursement of any tax or tax payments the officer may be required to make for any excise tax imposed under Section 4999 of the Internal Revenue Code, and reimbursement of any taxes resulting from the excise tax reimbursement.

        In the event of a termination by the Company other than for cause, stock based incentives or compensation accelerate and vest, and restrictions or performance criteria lapse.

Certain Relationships and Related Transactions

        One of the Company's executive officers, Ronald W. Lyon, has an employment contract as retained general counsel with the Company, but is not considered an employee under Federal labor laws. Mr. Lyon is paid a monthly retainer fee of $13,500 which is meant to cover the cost of maintaining his office, including administrative support, rent and other overhead expenses, as well as any salary he may draw. In addition, the Company contributes $1,000 per month to a deferred compensation plan for Mr. Lyon. The Company also reimburses Mr. Lyon for direct out-of-pocket expenses he may incur on the Company's behalf, such as for travel, meals and meeting fees.

        As shown in Beneficial Ownership of Voting Securities, the Cap Rock Energy Corporation Shareholders' Trust holds more than 5% of the outstanding shares of the Company. The Trust was established by the Company on behalf of former members of the Cooperative whose current addresses are unknown and would have received stock in connection with the conversion of the Cooperative into the Company. The shared authority of the two Trustees of the Trust is to make distribution of stock to beneficial owners when they have been located. Other powers are limited to those granted in the Trust document, the Share Option Agreement and the Funding Agreement.

        The Trust provides that in the case of a tender offer or other repurchase offer by the Company for shares of the capital stock of the Company, the Trustees may, in their sole discretion and acting jointly in the best interest of the beneficiaries of the Trust, sell all of the shares held in the Trust to the Company at the highest cash price offered under the tender offer or other repurchase offer. If the tender offer by the Company has a premium of 25% or more, the Trustees shall sell all of the shares at the highest cash price offered. In addition, the Trustees shall not vote the shares in favor of a sale or pledge of assets of the Company, nor for any change in the capital structure or powers of the Company or in connection with a merger or dissolution, unless previously approved by the Company's Board of Directors.

        The Funding Agreement between the Trust and the Company provides that the Trustees may request funds from the Company to pay for compensation and expenses of the Trustees in connection with their duties and responsibilities as Trustees of the Trust. In the event the Company fails to fulfill its obligations under the Funding Agreement, the Trustees may sell such shares as are necessary for the Trust to pay such compensation and expenses. The Company transferred less than $1,000 in 2002 to the Trust to pay for the Trustees' costs and expenses.

        The Option Agreement grants the Company the right to acquire all of the shares that would otherwise escheat to the State of Texas as the average market price of the shares for 30 trading days before the Company exercises its option.

PERFORMANCE GRAPH

        The following graph shows a one year comparison, prepared in accordance with the rules of the Securities and Exchange Commission, of cumulative total shareholders' returns for our common stock, the S&P 500 Index and the S&P Utilities Index. The Company's stock began trading on the American Stock Exchange on March 14, 2002, therefore, the graph represents data beginning in March 2002 for Cap Rock Energy Corporation with a complete 12 months data being provided for S&P 500 and S&P Utilities.

Cap Rock Energy Corporation
Cumulative Total Return Jan—Dec 2002

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require our directors and executive officers to file reports of their holdings and transactions in our common stock. Celia A. Zinn filed Form 3, "Initial Statement of Beneficial Ownership of Securities" on March 24, 2003, pursuant to her election as Vice President on December 2, 2002. No transactions occurred which were required to be reported prior to March 24, 2003. Based solely on our review of the copies of reports filed under Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") and written representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2002, with the aforementioned exception, all required filings applicable to our executive officers, directors and owners of more than ten percent of our common stock were made and that such persons were in compliance with the Exchange Act requirements.

Shareholder Proposals

        The 2004 Annual Meeting of Shareholders is scheduled to be held June 15, 2004. Specific proposals of shareholders intended to be presented at the 2004 meeting must comply with the requirements of the Exchange Act and our By-Laws. In order to be included in our 2004 proxy materials mailed to shareholders, our Corporate Secretary must receive shareholder proposals by December 31, 2003. If a shareholder intends to present a proposal at the 2004 Annual Meeting other than pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by our Corporate Secretary between November 20, 2003 and January 5, 2004. If the proposal is not received during such period, the proxies designated by our Board of Directors for the 2004 Annual Meeting may vote in their discretion on any such proposal for which they have been appointed proxies, without mention of such matter in the proxy statement for such meeting or on the proxy card for such meeting. The Exchange Act and our By-Laws require such proposals to be received at our principal executive offices located at 500 West Wall Street, Suite 400, Midland, Texas 79701.

Independent Public Accountants

        Effective July 26, 2002, Arthur Andersen LLP was dismissed and KPMG LLP was engaged as the principal independent accountant for the Company. The decision to change independent public accountants was made by the Audit Committee and subsequently ratified by the shareholders at the 2002 Annual Meeting. There were no disagreements with Arthur Andersen LLP on any matter.

        Since their appointment as independent public accountants, KPMG LLP has provided various services in addition to the audit of the consolidated financial statements. The aggregate fees billed by KPMG LLP during the year ended

December 31, 2002, are as follows:

Audit fees	$127,000
Financial information systems design and implementation	$—
All other fees(1)	$84,000

Total fees	$211,000

(1)
Includes tax compliance, technical tax advice, tax planning and advice on accounting for various stock awards.

        Representatives of KPMG LLP are not expected to be in attendance at the Annual Meeting.

Annual Report to Shareholders

        Our Annual Report to Shareholders for the year ended December 31, 2002, was mailed to shareholders prior to the mailing of this proxy statement. The Annual Report contains audited financial statements and is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Other Business

        Under the laws of Texas, where we are incorporated, no business other than procedural matters may be raised at the Annual Meeting unless proper notice to the shareholders has been given. We do not expect any business to come up for shareholder vote at the meeting other than the election of directors and the proposals contained in this proxy. If, however, any other matters properly come before the meeting, your proxy card authorizes the persons named as proxies to vote in accordance with their judgment on such other matters.

Questions

        If you have any questions or need more information about the annual meeting, please contact:

Cap Rock Energy Corporation Attn: Peg Geer Investor Relations 500 W. Wall, Suite 400 Midland, Texas 79701 Phone: 432-684-0302
On behalf of the Board of Directors,
/s/ RONALD W. LYON RONALD W. LYON Corporate Secretary

Midland, Texas
August 18, 2003

Computershare Computershare Investor Services 2 North LaSalle Street Chicago IL 60602 www.computershare.com
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 16, 2003.

Lee D. Atkins and Ronald W. Lyon, each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at the Cap Rock Energy Corporation Annual Meeting of Shareholders to be held on September 16, 2003, or at any adjournments or postponements thereof, and to vote, as indicated on the reverse side, the shares of Common Stock which the undersigned would be entitled to vote if personally present at said meeting. The above named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournments or postponements thereof, in accordance with their best judgment.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

/*/                                        5   U  P  X        H  H  H        P  P  P  P        0 02298                                        +

You have the option to access future annual reports, proxy statements and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification that will contain the Internet location where the material is available. The material will be presented in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at anytime by notifying Peg Geer at Cap Rock Energy Corporation, 500 W. Wall, Suite 400, Midland, Texas 79701 via U.S. Mail or by phone at 432-684-0302.

To give your consent, check the appropriate box located on the reverse of the attached proxy card and return with your proxy.

Use a black pen. Mark with an X inside the grey areas as shown in this example.	☒
+
Holder Account Number C 1234567890 J N T

Proxy—Cap Rock Energy Corporation

The Board of Directors recommends a vote FOR all nominees. All shares will be voted as directed below. If no direction is given when the duly executed proxy is returned, all shares will be voted FOR all nominees.
A Election of Class II Directors
1. The Board of Directors recommends a vote FOR the listed nominees.
For All	Withhold All*
☐	☐
01—Sammie D. Buchanan 02—Floyd L. Ritchey	*If you wish to withhold authority to vote for any individual nominee, write that nominee's name or number here .
Mark this box with an X if you will attend the Annual Meeting.	☐
I consent to access future annual reports, proxy statements and other proxy soliciting material over the Internet as described on the reverse hereof.	☐
B Other Business
To conduct other business properly raised before the meeting and any adjournments or postponements of the meeting.
C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
Please sign exactly as your name appears on the reverse side. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such. (Title may be written in Signature 2 box.)
Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/*/                                        6   U  P  X        H  H  H        P  P  P  P        0 02298                                        +

CAP ROCK ENERGY CORPORATION	2003 Annual Meeting of Shareholders
Tuesday, September 16, 2003	Please bring this ticket to the Annual Meeting
11:00 a.m. Central Standard Time Cap Rock Energy Corporation—Stanton Division Office 1400 W. Business I-20 Stanton, Texas 79782
For the purpose of considering and acting upon the election of two Class II directors and such other business as may properly come before the meeting or any adjournments or postponements thereof.
Please Admit ______________
Holder Account Number
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	C 1234567890 J N T
Non-Transferable 00AEFC

QuickLinks

PROXY STATEMENT
FREQUENTLY ASKED QUESTIONS AND ANSWERS
Nominees: Class II—Term Expiring in 2006
Continuing Directors Class III—Term Expiring in 2004
Class I—Term Expiring in 2005
The Board of Directors
Audit Committee Report
Compensation Committee Report
BENEFICIAL OWNERSHIP OF VOTING SECURITIES
COMPENSATION OF NAMED EXECUTIVE OFFICERS
PERFORMANCE GRAPH
ADDITIONAL INFORMATION